UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2014

Twitter, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 11, 2014, Twitter, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $900 million aggregate principal amount of 0.25% Convertible Senior Notes due 2019 (the “2019 Notes”) and $900 million aggregate principal amount of 1.00% Convertible Senior Notes due 2021 (the “2021 Notes”, and together with the 2019 Notes, the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 30-day option to purchase up to an additional $100 million aggregate principal amount of the 2019 Notes and up to an additional $100 million aggregate principal amount of the 2021 Notes on the same terms and conditions to cover over-allotments, if any.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes, on September 11, 2014, the Company entered into privately-negotiated convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with each of JPMorgan Chase Bank, National Association, London Branch, Goldman, Sachs & Co. and Deutsche Bank AG, London Branch with respect to the 2019 Notes and with each of JPMorgan Chase Bank, National Association, London Branch and Goldman, Sachs & Co. with respect to the 2021 Notes (collectively, the “Counterparties”). The Company will pay an aggregate amount of approximately $387.5 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the 2019 Notes and 2021 Notes, as applicable, approximately 23.2 million shares of the Company’s common stock, the same number of shares underlying the 2019 Notes and 2021 Notes, at a strike price that corresponds to the initial conversion price of the 2019 Notes and 2021 Notes, as applicable, and are exercisable upon conversion of the 2019 Notes and the 2021 Notes, as applicable. The Convertible Note Hedge Transactions will expire upon the maturity of the 2019 Notes and 2021 Notes, as applicable.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of the 2019 Notes or 2021 Notes and/or offset the cash payments in excess of the principal amount of the converted 2019 Notes or 2021 Notes the Company is required to make in the event that the market value per share of the Company’s common stock, as measured under the Convertible Note Hedge Transactions at the time of exercise is greater than the strike price of the Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the 2019 Notes or the 2021 Notes. Holders of the 2019 Notes or 2021 Notes, as applicable, will not have any rights with respect to the Convertible Note Hedge Transactions. The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by the copies of the form of confirmation for the Convertible Note Hedge Transactions attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on September 11, 2014 the Company separately entered into privately-negotiated warrant transactions (the “Warrants”), whereby the Company will sell to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments, approximately 23.2 million shares of the Company’s common stock at an initial strike price of $105.28 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $52.64 on September 11, 2014. The Company will receive aggregate proceeds of approximately $275.1 million from the sale of the Warrants to the Counterparties. The Warrants will be sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share, unless the Company elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the 2019 Notes or the 2021 Notes. Holders of the 2019 Notes or 2021 Notes, as applicable, will not have any rights with respect to the Warrants. The foregoing description of the Warrants is qualified in its entirety by the copy of the form of confirmations for the Warrant transactions attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indentures

On September 17, 2014, the Company entered into an Indenture, relating to the issuance of the 2019 Notes (the “2019 Indenture”), and an Indenture, relating to the issuance of the 2021 Notes (the “2021 Indenture” and together with the 2019 Indenture,” the “Indentures”), in each case by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The 2019 Notes will bear interest at a rate of 0.25% per year and the 2021 Notes will bear interest at a rate of 1.00% per year, in each case payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2015. The 2019 Notes will mature on September 15, 2019 and the 2021 Notes will mature on September 15, 2021, unless, in each case, earlier repurchased by the Company or converted pursuant to their respective terms.

The initial conversion rate of the 2019 Notes and the 2021 Notes is 12.8793 shares of common stock per $1,000 principal amount of 2019 Notes or 2021 Notes, as applicable (which is equivalent to an initial conversion price of approximately $77.64 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the applicable Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its 2019 Notes or 2021 Notes, as applicable, in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding March 15, 2019, in the case of the 2019 Notes, and prior to the close of business on the business day immediately preceding March 15, 2021, in the case of the 2021 Notes, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after December 31, 2014 (and only during such calendar quarter), if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (2) during the five business day period after any five consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of the 2019 Notes or 2021 Notes, as applicable, for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions. On or after March 15, 2019, in the case of the 2019 Notes, and March 15, 2021, in the case of the 2021 Notes, until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, holders of the 2019 Notes and 2021 Notes, as applicable, may convert all or a portion of their Notes, at any time. Upon conversion, the 2019 Notes and 2021 Notes, as applicable, will be settled in cash, shares of the Company’s common stock or any combination thereof at the Company’s option.

The Company may not redeem the 2019 Notes or the 2021 Notes prior to the relevant maturity date and no sinking fund is provided for either series of Notes. Upon the occurrence of a fundamental change (as defined in the applicable Indenture), holders may require the Company to purchase all or a portion of the 2019 Notes or 2021 Notes, as applicable, for cash at a price equal to 100% of the principal amount of the 2019 Notes or 2021 Notes, as applicable, to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The 2019 Notes and 2021 Notes are the Company’s general unsecured obligations and will rank equal in right of payment with all of the Company’s existing and future liabilities that are not expressly subordinated to the 2019 Notes or 2021 Notes, as applicable; effectively rank junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and are structurally subordinated to all indebtedness and other liabilities (including trade payables) of subsidiaries of the Company.

The following events are considered “events of default” with respect to the 2019 Notes and the 2021 Notes, as applicable, which may result in the acceleration of the relevant maturity of such series of Notes:

(1) the Company defaults in any payment of interest on the 2019 Notes or 2021 Notes, as applicable, when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal on the 2019 Notes or 2021 Notes, as applicable, when due and payable at the relevant stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the 2019 Notes or 2021 Notes, as applicable, in accordance with the applicable Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three business days;

(4) failure by the Company to comply with its obligations under the applicable Indenture with respect to consolidation, merger and sale of assets of the Company;

(5) failure by the Company to give a fundamental change notice or notice of a specified corporate transaction when due with respect to the 2019 Notes or 2021 Notes, as applicable;

(6) failure by the Company to comply with any of its other agreements contained in the 2019 Notes or 2021 Notes, as applicable, or the applicable Indenture, for a period 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the 2019 Notes or 2021 Notes, as applicable, then outstanding has been received;

(7) default by the Company or any of its significant subsidiaries (as defined in the applicable Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such default is not cured or waived, such acceleration is not rescinded or such indebtedness is not paid or discharged, as the case may be, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of 2019 Notes or 2021 Notes, as applicable, then outstanding in accordance with the applicable Indenture; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the applicable Indenture).

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding 2019 Notes or 2021 Notes, as applicable, by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the 2019 Notes and 2021 Notes, as applicable, to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the 2019 Notes or 2021 Notes, as applicable, will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest on the 2019 Notes and 2021 Notes, as applicable, if any, will be due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the 2019 Indenture, the Form of Global 0.25% Convertible Senior Notes due 2019, the 2021 Indenture and the Form of Global 1.00% Convertible Senior Notes due 2021, which are filed as Exhibit 4.1, 4.2, 4.3 and 4.4, respectively, hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On September 12, 2014, the Company tweeted that the offering of the Notes had priced. A copy of this tweet is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated September 17, 2014, between Twitter, Inc. and U.S. Bank National Association.

4.2	Form of Global 0.25% Convertible Senior Note due 2019 (included in Exhibit 4.1)

4.3	Indenture, dated September 17, 2014, between Twitter, Inc. and U.S. Bank National Association.

4.4	Form of Global 1.00% Convertible Senior Note due 2021 (included in Exhibit 4.3)

10.1	Purchase Agreement, dated September 11, 2014, by and among Twitter, Inc. and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein.

10.2	Form of Convertible Note Hedge Confirmation.

10.3	Form of Warrant Confirmation.

99.1	Tweet, from September 12, 2014, announcing pricing of convertible senior notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWITTER, INC.

September 17, 2014	By:	/s/ Vijaya Gadde
Vijaya Gadde General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated September 17, 2014, between Twitter, Inc. and U.S. Bank National Association.

4.2	Form of Global 0.25% Convertible Senior Note due 2019 (included in Exhibit 4.1)

4.3	Indenture, dated September 17, 2014, between Twitter, Inc. and U.S. Bank National Association.

4.4	Form of Global 1.00% Convertible Senior Note due 2021 (included in Exhibit 4.3)

10.1	Purchase Agreement, dated September 11, 2014, by and among Twitter, Inc. and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named therein.

10.2	Form of Convertible Note Hedge Confirmation.

10.3	Form of Warrant Confirmation.

99.1	Tweet, from September 12, 2014, announcing pricing of convertible senior notes offering.